                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): July 23, 1998.



                           LYONDELL CHEMICAL COMPANY
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

          1-10145                                95-4160558
   (Commission File Number)        (I.R.S. Employer Identification No.)



            1221 McKinney Street, Suite 1600, Houston, Texas  77010
            (Address of principal executive offices)    (Zip Code)


                                (713) 652-7200
             (Registrant's telephone number, including area code)

Lyondell Chemical Company hereby amends its Current Report of Form 8-K filed on August 7, 1998 by the addition of the following pro forma financial information relating to ARCO Chemical Company and the acquisition thereof by Lyondell Chemical Company.



                                     INDEX

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


          (b)  Unaudited pro forma financial information



                                                                        Page No.

                Unaudited Pro Forma Financial Data                          2
                  Income Statement for the Six Months Ended June 30, 1998   3
                  Income Statement for the Year Ended December 31, 1997     4
                  Balance Sheet as of June 30, 1998                         5
                  Notes to Unaudited Pro Forma Financial Data               6

                           LYONDELL CHEMICAL COMPANY
                   (formerly Lyondell Petrochemical Company)

                      UNAUDITED PRO FORMA FINANCIAL DATA


The unaudited pro forma financial data set forth below give effect to the acquisition by Lyondell Chemical Company, formerly known as Lyondell Petrochemical Company ("Lyondell"), of ARCO Chemical Company ("ARCO Chemical") in a transaction accounted for as a purchase. The unaudited pro forma financial data are based on the individual financial data of Lyondell and ARCO Chemical as if the acquisition had been completed as of June 30, 1998 for pro forma balance sheet purposes and as of January 1, 1997 for pro forma income statement purposes.

The purchase price was determined by the tender offer price of $57.75 per share for the 97.4 million shares outstanding of ARCO Chemical and certain assumed liabilities. Under the purchase method of accounting, the aggregate purchase price was allocated to assets acquired and liabilities assumed based on the estimated fair values. The final allocation of the purchase price will be determined within a reasonable time after the acquisition date and will be based on a complete evaluation of the assets acquired and liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation.

The unaudited pro forma financial data set forth below also gives effect to the debt issued by Lyondell to finance, pursuant to the Bank Credit Facility, 1) the purchase of ARCO Chemical, 2) the repayment of the $345 million note payable to Equistar Chemicals, LP ("Equistar") and 3) the repayment of certain other Lyondell and ARCO Chemical debt. Concurrent with the repayment of the $345 million note payable, Equistar distributed the proceeds to Lyondell, which received 57 percent, and Millennium Chemicals, Inc. ("Millennium"), which received 43 percent. The distribution is included in the pro forma financial data. The pro forma financial data does not include the effect of contemplated debt refinancings and equity offerings. The latter would have the effect of reducing interest expense through the repayment of debt. In addition, the pro forma financial data does not include any cash benefits that could be realized from the step-up in the tax bases of the net assets. Concurrent with the merger agreement, Lyondell and Atlantic Richfield Company ("ARCO"), as the majority stockholder of ARCO Chemical, agreed to elect to step-up the tax bases in the net assets.

The credit facilities arranged by the Company in connection with the acquisition of ARCO Chemical and drawn on July 28, 1998 include four separate term loans in the amounts of (a) $2 billion to be amortized over five years, (b) $1.25 billion to be amortized over seven years, (c) $1.25 billion with principal maturing in one year and (d) $2 billion with principal maturing in two years, as well as a five-year revolving credit facility of up to $500 million.

The unaudited pro forma data do not necessarily reflect the results of operations or financial position of Lyondell that would have resulted had such transactions actually been consummated as of such dates. Also, these data are not necessarily indicative of the future results of operations or future financial position of Lyondell.

The unaudited pro forma financial data should be read in conjunction with both the historical financial statements and notes thereto of Lyondell which are included in its quarterly report on Form 10-Q for the six months ended June 30, 1998 and the annual reports of Lyondell and ARCO Chemical on Form 10-K for the year ended December 31, 1997.

                           LYONDELL CHEMICAL COMPANY
                   (formerly Lyondell Petrochemical Company)

                      UNAUDITED PRO FORMA INCOME STATEMENT

                     For the Six Months Ended June 30, 1998

(Millions of dollars except per share amounts)
                                                                           ARCO             Pro Forma            Pro Forma
                                                        Lyondell          Chemical         Adjustments           Combined
                                                      -------------    --------------     -------------        -------------
Sales and other operating revenues                       $   --            $1,816                                $ 1,816

Income from equity investments                               173               --                                    173

Operating costs and expenses:
  Cost of goods sold                                          --            1,269                                  1,269
  Depreciation and amortization                               --              105            $   24       (a)
                                                                                                 38       (b)
                                                                                                 15       (c)
                                                                                                 (1)      (d)        181
Selling, general and administrative and
  research and development expenses                           11              152                --                  163
Unusual charges (including $3 million from
  Equistar)                                                   10              (20)               --                  (10)
                                                         -------           ------            -------             -------
Operating income                                             152              310                (76)                386

Interest expense                                             (13)             (36)                49      (e)
                                                                                                (286)     (f)       (286)
Interest income                                                7                8                 --                  15
Other income, net                                              5               11                 --                  16
Minority interest                                             --               (4)                --                  (4)
                                                         -------           ------            -------             -------
Income before income taxes                                   151               289              (313)                127

Provision for income taxes                                    57                87               (96)     (g)         48
                                                         -------           -------           -------             -------
Net income                                               $    94           $   202           $  (217)            $    79
                                                         =======           =======           =======             =======
Basic earnings per common share                          $  1.20                                          (h)    $  1.01
                                                         -------                                                 -------
Average shares outstanding (in thousands)                 78,179                                                  78,179
                                                         -------                                                 -------
Diluted earnings per common share                        $  1.20                                          (h)    $  1.01
                                                         -------                                                 -------
Average shares outstanding (in thousands)                 78,344                                                  78,344
                                                         -------                                                 -------

               See notes to unaudited pro forma financial data.

                           LYONDELL CHEMICAL COMPANY
                   (formerly Lyondell Petrochemical Company)

                     UNAUDITED PRO FORMA INCOME STATEMENT


                     For the Year Ended December 31, 1997


(Millions of dollars except per share amounts)    Lyondell
                                                 Historical           ARCO            Pro Forma             Pro Forma
                                                Adjusted (i)         Chemical         Adjustments            Combined
                                              ---------------     --------------    --------------         -------------
Sales and other operating revenues                $    --            $ 3,995                                 $ 3,995

Income from equity investments                        526                 --                                     526

Operating costs and expenses:
  Cost of goods sold                                   --              3,010                                   3,010
  Depreciation and amortization                        --                229
                                                                                      $    36        (a)
                                                                                           77        (b)
                                                                                           51        (c)
                                                                                           (2)       (d)         391
  Selling, general and administrative and
    research and development expenses                  19                325               --                    344
  Unusual charges (including $24 million from
    Equistar)                                          40                175               --                    215
                                                  -------            -------          -------                -------
Operating income                                      467                256             (162)                   561

Interest expense                                      (13)               (80)              93        (e)
                                                                                         (571)       (f)        (571)
Interest income                                         2                 10               --                     12
Other expense, net                                     --                (11)              --                    (11)
Minority interest                                      --                 (7)              --                     (7)
                                                  -------            -------          -------                -------
Income (loss) before income taxes                     456                168             (640)                   (16)

Provision (benefit) for income taxes                  170                 57             (233)       (g)          (6)
                                                  -------            -------          -------                -------
Net income (loss)                                 $   286            $   111          $  (407)               $   (10)
                                                  =======            =======          =======                =======
Basic earnings (loss) per common share            $  3.58                                            (h)     $  (.13)
                                                  -------                                                    -------
Average shares outstanding (in thousands)          79,796                                                     79,796
                                                  -------                                                    -------
Diluted earnings (loss) per common share          $  3.58                                            (h)     $  (.13)
                                                  -------                                                    -------
Average shares outstanding (in thousands)          79,852                                                     79,852
                                                  -------                                                    -------



                See notes to unaudited pro forma financial data.

                           LYONDELL CHEMICAL COMPANY
                   (formerly Lyondell Petrochemical Company)

                       UNAUDITED PRO FORMA BALANCE SHEET


                              As of June 30, 1998


(Millions of dollars)                                                           Purchase
                                                                 ARCO            Price            Pro Forma            Pro Forma
                                             Lyondell          Chemical        Adjust. (j)       Adjustments            Combined
                                          --------------    --------------    -------------     -------------        -------------
Cash and cash equivalents                     $   25            $   14           $(5,625)           $5,895      (k)      $  309
Accounts receivable, net                           3               583                --                --                  586
Inventories                                       --               477                10                --                  487
Prepaid expenses and other current assets         17                30                --                --                   47
                                              ------            ------           -------            ------               ------
   Total current assets                           45             1,104            (5,615)            5,895                1,429

Property, plant and equipment, net                --             2,527             2,173                --                4,700
Investments and long-term receivables             --                60                --                --                   60
Investment in affiliates                       1,043                --                --              (197)     (l)         846
Receivable from affiliate                        213                --                --                --                  213
Deferred charges and other assets                 46               355               525               123      (m)       1,049
Goodwill                                          --                --             1,230                --                1,230
                                              ------            ------           -------            ------               ------
   Total assets                               $1,347            $4,046           $(1,687)           $5,821               $9,527
                                              ======            ======           =======            ======               ======
Accounts payable                              $    8            $  218                                                   $  226
Notes payable                                     65                94                              $ (159)     (n)          --
Current maturities of long-term debt              --                23                                 (23)     (o)
                                                                                                     1,420      (o)       1,420
Other current liabilities                         22               294           $   330                --                  646
                                              ------            ------           -------            ------               ------
   Total current liabilities                      95               629               330             1,238                2,292

Long-term debt                                   345               776                --             4,583      (o)       5,704
Other liabilities and deferred credits            60               225                 4                --                  289
Deferred income taxes                            219               359              (173)               --                  405
Minority interest                                 --               209                --                --                  209
Total stockholders' equity                       628             1,848            (1,848)               --                  628
                                              ------            ------           -------            ------               ------
   Total liabilities and stockholders'
    equity                                    $1,347            $4,046           $(1,687)           $5,821               $9,527
                                              ======            ======           =======            ======               ======



                See notes to unaudited pro forma financial data.

                           LYONDELL CHEMICAL COMPANY
                   (formerly Lyondell Petrochemical Company)

                  NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA

(a) To reflect additional depreciation expense for the estimated increase in the fair value in excess of the historical book basis of ARCO Chemical property, plant and equipment over an average useful life of 20 years. Such fair values are based on estimates made at the time of acquisition; appraisals have not yet been completed.

(b) To reflect amortization of goodwill and additional amortization expense for the estimated increase in other intangibles over periods ranging from four to 40 years.

(c) To reflect amortization expense resulting from $123 million in debt issuance costs from financings under the Bank Credit Facility over periods ranging from one to seven years.

(d)  To eliminate ARCO Chemical historical goodwill amortization.

(e) To reflect elimination of the historical Lyondell and ARCO Chemical interest expense.

(f) To reflect interest expense related to the issuance of the $2 billion Term Loan A, $1.25 billion Term Loan C and $2 billion Term Loan D, each at LIBOR plus 2.0 percent, and $1.25 billion Term Loan B at LIBOR plus 2.5 percent combined with the historical interest expense on the $624 million ARCO Chemical notes. LIBOR was 5.75 percent for the 1997 and 1998 period. The impact of an increase in the LIBOR rate of 1/8th of 1.0 percent would be to increase interest expense by approximately $4 million for the six months ended June 30, 1998 and $8 million for the twelve months ended December 31, 1997.

(g) To reflect the tax effect of the pro forma adjustments and to adjust the tax provision to the Company's estimated effective income tax rate of 37.75 percent for the periods presented. State income tax is the primary difference between the estimated effective tax rate and the 35 percent federal statutory rate.

(h) Basic and diluted earnings per share before the effects of the unusual charges, net of tax are as follows:

                                                                                                                     Pro Forma
                                                                                                      Lyondell        Combined
                                                                                                     ------------     -----------
       SIX MONTHS ENDED JUNE 30, 1998
       Basic earnings per common share before unusual charges, net of tax                             $   1.28         $    .93
       Diluted earnings per common share before unusual charges, net of tax                           $   1.28         $    .93

       YEAR ENDED DECEMBER 31, 1997
       Basic earnings per common share before unusual charges, net of tax                             $   3.90         $   1.54
       Diluted earnings per common share before unusual charges, net of tax                           $   3.90         $   1.54


                           LYONDELL CHEMICAL COMPANY
                   (formerly Lyondell Petrochemical Company)

            NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA (Continued)

(i) Amounts include reclassifications of the historical income statement for the year ended December 31, 1997 of Lyondell to reflect the contribution of the petrochemicals and polymers business ("Lyondell Contributed Business") as if Equistar had been formed January 1, 1997. Commencing January 1, 1998, Lyondell began accounting for its investment in Lyondell Methanol Company, L.P. ("Lyondell Methanol") using the equity method of accounting rather than consolidation. Actual 1997 results have been adjusted to present the results of operations of Lyondell using the equity method of accounting for Lyondell's investment in Lyondell Methanol and the Lyondell Contributed Business as if the equity method of accounting had been effective January 1, 1997. Such reclassifications are detailed below:



                                                                   Lyondell                             Lyondell
                                                                  Contributed          Other          Historical
                                                 Lyondell          Business          Reclasses          Adjusted
                                             --------------    --------------    --------------    --------------
         Sales and other operating revenues       $2,878           $(2,715)           $(163)              $ --

         Income from equity investments              132               346               48                526

         Operating costs and expenses:
           Cost of goods sold                      2,166            (2,085)             (81)                --
           Depreciation and amortization              84               (68)             (16)                --
           Selling, general and administrative
             expenses                                186              (166)              (1)                19
           Unusual charges                            40                --               --                 40
                                                  ------           -------            ------               ----
         Operating income                            534               (50)             (17)               467

         Interest expense                            (75)               62                --               (13)
         Interest income                              14               (12)               --                 2
         Minority interest                           (17)               --                17                --
                                                  ------           -------            ------              ----
         Income before income taxes                  456                --                --               456

         Provision for income taxes                  170                --                --               170
                                                  ------           -------            ------              ----
         Net income                               $  286           $    --            $   --              $286
                                                  ======           =======            ======              ====


(j) The purchase price was determined by the tender offer price of $57.75 per share for the approximately 97.4 million shares outstanding of ARCO Chemical. The preliminary purchase price allocation was determined based on the estimated fair value of fixed assets ($4.7 billion), deferred charges and other assets ($880 million), which includes intangible assets, and inventory. Intangible assets include approximately $57 million related to purchased research and development which will be written off in 1998. Such fair values are based on estimates made at the time of acquisition; appraisals have not yet been completed. In addition, estimated liabilities for severance ($45 million), relocation ($17 million), certain change of control provisions related to ARCO Chemical incentive plans ($101 million) and other closing costs were included in the purchase price. Estimated liabilities associated with the decision to delay the construction of a previously announced propylene oxide plant (known as PO-11) were also included in the purchase price. Concurrent with the merger agreement, Lyondell and Atlantic Richfield Company ("ARCO"), as the majority stockholder of ARCO Chemical, agreed to elect to step-up the tax bases in the net assets. Deferred tax assets and liabilities were adjusted to reflect the new book and tax bases, which are substantially the same. The fair value of other assets and liabilities, including cash and cash equivalents, accounts receivable, prepaid expenses and other assets, investments and long-term receivables, accounts payable, long-term debt, other liabilities and deferred credits and minority interest, are estimated to approximate their carrying value due to their short maturity or nature.

                           LYONDELL CHEMICAL COMPANY
                   (formerly Lyondell Petrochemical Company)

            NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA (Continued)

(k) To reflect the net cash impact of the debt financing of $6.5 billion in borrowings plus $197 million distribution from Equistar less repayment of the $345 million note payable to Equistar, repayment of $159 million in short-term borrowings, $175 million in other debt repayments and payment of $123 million in bank financing fees.

(l) To record the distribution of $197 million from Equistar resulting from the repayment of the $345 million note payable.

(m) To reflect capitalization of debt issuance costs under the Bank Credit Facility.

(n)  To reflect repayment of short-term borrowings of Lyondell and ARCO
     Chemical.

(o) To reflect borrowing of $6.5 billion from the bank credit facility less payoff of certain ARCO Chemical bank loans and other debt, including the current portion of $23 million, and $345 million of the note payable to Equistar. The $1.25 billion Term Loan C and current portions of Term Loan A ($165 million) and Term Loan B ($5 million) are shown in the current portion of long-term debt.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LYONDELL CHEMICAL COMPANY



                                        By:  /s/ Van Billet
                                            ----------------------------------
                                             Van Billet
                                             Vice President and Controller
                                             (Principal Accounting Officer)


Date:  September 25, 1998